UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2023

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OPAL Fuels Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-40272 (Commission File Number)	98-1578357 (IRS Employer Identification No.)
One North Lexington Avenue, Suite 1450 White Plains, New York		10601
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (914) 705-4000

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $.0001 per share	OPAL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On Friday, November 17, 2023, the U.S. Internal Revenue Service (the “IRS”) proposed new regulations regarding investment tax credits (“ITC Credits”) on renewable energy projects. These proposed regulations have been published by the IRS for public comments and questions. The proposed regulations contain provisions that OPAL Fuels Inc. (the “Company”) believes create inconsistencies between certain key descriptions of the equipment and property on which ITC Credits can be claimed. Given these inconsistencies, the Company believes it is prudent to delay the completion of pending ITC sales transactions until these issues are clarified.

On November 13, 2023, the Company announced its financial and operating results for the three and nine months ended September 30, 2023 and provided guidance regarding its anticipated Adjusted EBITDA for full year 2023, which it expected to range between $60 million and $63 million. As part of this guidance, the Company disclosed the anticipated sale of approximately $8.5 million in ITCs (the “Anticipated ITC Proceeds”) representing its share of the ITC Credits generated by the Emerald RNG project.

As a result of delaying the completion of pending ITC sales transactions, the Company is removing the Anticipated ITC Proceeds from its full year Adjusted EBITDA guidance. The remainder of the Company’s Adjusted EBITDA guidance for full year 2023 remains unchanged.

The information disclosed under this Item 7.01 is being ”furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the ”Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. By filing this Current Report on Form 8-K and furnishing this information, the Company makes no statement or admission as to the materiality of any information in this Item 7.01.

Risk Factors

The financial performance of our business depends upon tax and other government incentives for the generation of RNG and Renewable Power, any of which could change at any time and such changes may negatively impact our growth strategy.

Our financial performance and growth strategy depend in part on many governmental policies that support renewable generation and enhance the economic viability of owning Biogas Conversion Projects or Fueling Stations. These projects currently benefit from various federal, state and local governmental incentives such as investment tax credits (“ITC Credits”), cash grants in lieu of ITC Credits, loan guarantees, Renewable Portfolio Standards (“RPS”) programs, and modified accelerated cost-recovery systems of depreciation and bonus depreciation. RNG specifically generates meaningful revenue through generation and monetization of Environmental Attributes provided for under several different programs, most commonly RFS, LCFS and RPS.

On November 17, 2023, the IRS proposed new regulations regarding ITC Credits on renewable energy projects. The regulations are merely proposed, and the IRS will be collecting comments and questions. The proposed regulations contain provisions that we believe create inconsistencies between certain key definitions relating to equipment and property on which ITC Credits can be claimed. If the final regulations are enacted in a form that limits, in whole or in part, the amount of ITC Credits for certain of our construction costs, this would reduce the amount of ITC Credits available and thus could have a material adverse effect on our operations and our business.

Many states have adopted RPS programs mandating that a specified percentage of electricity sales come from eligible sources of renewable energy. However, the regulations that govern the RPS programs, including pricing incentives for renewable energy, or reasonableness guidelines for pricing that increase valuation compared to conventional power (such as a projected value for carbon reduction or consideration of avoided integration costs), may change. If the RPS requirements are reduced or eliminated, it could lead to fewer future power contracts or lead to lower prices for the sale of power in future power contracts, which could have a material adverse effect on our future prospects. Such material adverse effects may result from decreased revenues, reduced economic returns on Biogas Conversion Projects and other potential future investments or joint ventures, increased financing costs, and/or difficulty obtaining financing.

If we are unable to utilize various federal, state and local governmental incentives to acquire additional Biogas Conversion Projects or Fueling Stations in the future, or the terms of such incentives are revised in a manner that is less favorable to us, we may suffer a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we face similar risks with respect to the RFS program. Any future changes to, federal, state and local regulations and policies, including permitting requirements applicable to us, and enactment of new regulations and policies, may present technical, regulatory and economic barriers to the generation, purchase and use of Renewable Power and RNG, and may adversely affect the market for the associated Environmental Attributes. A failure on our part to comply with any laws, regulations or rules, applicable to us may adversely affect our business, investments and results of operations.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including, but not limited to those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 29, 2023, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. We do not give any assurance that we will achieve our expectations.

Non-GAAP Information

This report contains a non-GAAP financial measure that the Company calls adjusted EBITDA (“Adjusted EBITDA”). This non-GAAP measure adjusts net income for realized and unrealized gain on interest rate swaps, net loss attributable to non-redeemable non-controlling interests, transaction costs and one-time non-recurring charges, non-cash charges, gain on deconsolidation of variable interest entities, amortization of basis differences in equity method investments, major maintenance for Renewable Power and unrealized loss (gain) for derivative instruments. Management believes this non-GAAP measure provides meaningful supplemental information about the Company’s performance, for the following reasons: (1) it allows for greater transparency with respect to key metrics used by management to assess the Company’s operating performance and make financial and operational decisions; (2) the measure excludes the effect of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; and (3) the measure is used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to GAAP net income or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies. The Company has not reconciled future Adjusted

EBITDA included in this report to the most directly comparable GAAP measure because this cannot be done without unreasonable effort because the Company does not currently have sufficient data to accurately estimate the individual adjustments included in the most directly comparable GAAP measure that would be necessary for such reconciliation. The Company expects the variability of these items to have a potentially unpredictable, and a potentially significant, impact on its future GAAP financial results.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2023

OPAL Fuels Inc.

By:	/s/ Scott Contino
Name:	Scott Contino
Title:	Interim Chief Financial Officer